UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 29, 2015

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.
001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 29, 2015, Wisconsin Energy Corporation (now known as WEC Energy Group, Inc.), a Wisconsin corporation (“Parent”), completed the previously announced mergers contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2014, by and among Parent, Integrys Energy Group, Inc., a Wisconsin corporation (the “Company”), WEC Acquisition Corp., a Wisconsin corporation (“Merger Sub”) and Integrys Holding, Inc. (f/k/a GET Acquisition Corp.), a Wisconsin corporation (“Subsequent Merger Sub”).  Pursuant to the Merger Agreement, (i) Parent formed Merger Sub and Subsequent Merger Sub, which became parties to the Merger Agreement through execution of a joinder agreement, (ii) Merger Sub merged with and into the Company (the “Initial Merger”), with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the “Initial Surviving Corporation”) and (iii) immediately following the Initial Merger, the Initial Surviving Corporation merged with and into Subsequent Merger Sub, with Subsequent Merger Sub continuing as the surviving corporation and wholly owned subsidiary of Parent (the “Subsequent Merger” and, together with the Initial Merger, the “Merger”).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Effective June 29, 2015, in connection with the completion of the Merger, the board of directors (the “Board”) of  Wisconsin Electric Power Company, a Wisconsin corporation and subsidiary of Parent (“Wisconsin Electric”), increased the size of the Board from 9 to 13 directors, and elected Allen L. Leverett, J. Patrick Keyes, Susan H. Martin, and J. Kevin Fletcher as new directors of Wisconsin Electric.  Immediately thereafter, the Board decreased the size of the Board from 13 to 5 directors, and John F. Bergstrom, Barbara L. Bowles, Patricia W. Chadwick, Curt S. Culver, Thomas J. Fischer, Henry W. Knueppel, Ulice Payne, Jr., and Mary Ellen Stanek resigned as members of the Board. No director resigned because of any disagreement with Wisconsin Electric on any matter relating to its operations, policies or practices.

Board Committees

In connection with the completion of the Merger, effective June 29, 2015, each of the Audit and Oversight Committee, the Compensation Committee, the Executive Committee, and Finance Committee of the Board were dissolved.

Officers

In connection with the completion of the Merger, effective June 29, 2015, Allen L. Leverett (age 48) became the President of Wisconsin Electric.  Mr. Leverett was appointed President of Parent in August 2013. He also has served as the principal executive officer of Parent’s electric utility generation operations since March 2011.  Mr. Leverett joined Parent in 2003 as Chief Financial Officer.  In May 2004, he was named Executive Vice President and Chief Financial Officer of Parent, Wisconsin Electric and Wisconsin Gas LLC, another subsidiary of Parent, and served in this role until March 2011.

There is no family relationship between Mr. Leverett and any director or executive officer of Wisconsin Electric, and he does not have any direct or indirect material interest in any transactions with Wisconsin Electric.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

	By:	/s/ Stephen P. Dickson
Name: Stephen P. Dickson
Title: Vice President and Controller

Dated: June 29, 2015